EXHIBIT (c)(3)

Pershing Square Capital Management, LLC / Leucadia National Corporation Proposal Summary

February 13, 2004

PETRIE PARKMAN & Co.

Summary of Pershing / Leucadia Proposal DRAFT

Form of Transaction Pershing Square Pipeline, Inc. (“the Buyer”), a joint venture to be formed by Leucadia National Corporation (“Leucadia”) and Pershing Square Capital Management, LLC

(“Pershing”) would acquire 100% of the capital stock of Plains Resources, Inc. (“PLX”).

Consideration Approximately $75 MM in cash and up to approximately 10.9 million newly issued publicly traded securities of the Buyer (“Buyer Securities”). Each PLX shareholder will have the option to elect cash and/or Buyer Securities in exchange for their existing PLX shares.

In order to provide additional liquidity to investors who desire a larger portion of merger consideration in cash, the transaction will include a mechanism whereby PLX shareholders will be able to sell to the Buyer or its assignee on a pro-rata basis up to approximately 2.38 MM of Buyer Securities at $31.50 for a total of $75 MM for a limited period after the closing.

Description of Buyer Securities Publicly listed on the NYSE (or another national securities exchange or market) Quarterly distributions expected to equal the quarterly per unit distribution paid by PAA, plus an additional distribution of $0.02 per quarter Face or liquidation value of $33.00 Maturity date not less than 20 years after the issuance date At maturity, the Buyer will be obligated to pay the holders of each outstanding Buyer Security, the greater of (i) $33.00 or (ii) the market price of one MLP unit of PAA (provided the Buyer may satisfy its obligations by exchanging MLP units for outstanding Buyer Securities

Offer Expiration Friday, February 13, 2004; 6:00 pm New York time

PETRIE PARKMAN & Co.

Summary of Pershing / Leucadia Proposal DRAFT

Buyer PAA Unit Purchase At the Buyer’s option prior to the consummation of the merger, PLX will sell at the then market price to the Buyer, a sufficient number of PAA units held by PLX to utilize PLX’s available NOL. Buyer currently estimates purchasing approximately $50 MM of PAA units from PLX (approximately 1.5 million units). These funds will be used by

PLX to fund the merger consideration.

Definitive Merger Agreement The merger agreement will contain customary representations, warranties, terms and conditions, indemnification provisions and a “customary” fiduciary out provision

Termination Fee $12 MM

Conditions Precedent Authorization and approval of the board of directors of Leucadia Satisfactory due diligence on PLX and PAA Other

PETRIE PARKMAN & Co.

Historical PAA Unit Performance DRAFT

PAA Common Unit Performance

(2001-2004 YTD)

$50.00 PAA 1,000

($ /Unit)

Current Price (2/12/04) $31.73 52 Week High $33.68 $45.00 52 Week Low $24.24 900 Average Price $40.00 1 Month Prior $32.64 800 3 Months Prior $32.06 6 Months Prior $31.46 1 Year Prior $29.80

$35.00 700

/Unit) Trading Day Average (000s) 30 Days Prior $32.67 90 Days Prior $31.63

$ $30.00 600

( 120 Days Prior $31.46

Volume Price

$25.00 500

Unit $20.00 400

$15.00 300 $10.00 200 $5.00 100

$0.00 0 Jan-01 May-01 Sep-01 Feb-02 Jun-02 Oct-02 Mar-03 Jul-03 Nov-03

PETRIE PARKMAN & Co.

Illustrative Offer Valuation – Max Securities Case DRAFT

Proposed Consideration Summary

Total Consideration to

Form of Consideration PLX Shareholders Per PLX Share

Max Securities Case

Cash ($MM) $75.0 $3.09 Buyer Securities (MM) 10.9 0.45

Max Cash Case—$31.50 Cash Liquidity Option for 2.38 MM Buyer Securities

Cash ($MM) $150.0 $6.18 Buyer Securities (MM) 8.5 0.35

Implied Consideration—Max Securities Case

Illustrative Buyer Securities Buyer Securities Cash Total Trading Price of Consideration Consideration Per Consideration Per Consideration Per Buyer Security Per PLX Share PLX Share ($/Sh) PLX Share ($/Sh) PLX Share ($/Sh) $27.00 0.45 $12.13 $3.09 $15.22 $28.00 0.45 $12.58 $3.09 $15.67 $29.00 0.45 $13.03 $3.09 $16.12 $30.00 0.45 $13.47 $3.09 $16.57 $31.00 0.45 $13.92 $3.09 $17.01 $31.50 0.45 $14.15 $3.09 $17.24 $32.00 0.45 $14.37 $3.09 $17.46 $33.00 0.45 $14.82 $3.09 $17.91 $34.00 0.45 $15.27 $3.09 $18.36 $35.00 0.45 $15.72 $3.09 $18.81

PETRIE PARKMAN & Co.

Illustrative Offer Valuation – Max Cash Case DRAFT

Proposed Consideration Summary

Total Consideration to

Form of Consideration PLX Shareholders Per PLX Share

Max Securities Case

Cash ($MM) $75.0 $3.09 Buyer Securities (MM) 10.9 0.45

Max Cash Case—$31.50 Cash Liquidity Option for 2.38 MM Buyer Securities

Cash ($MM) $150.0 $6.18 Buyer Securities (MM) 8.5 0.35

Implied Consideration—Max Cash Case

Illustrative Buyer Securities Buyer Securities Cash Total Trading Price of Consideration Consideration Per Consideration Per Consideration Per Buyer Security Per PLX Share PLX Share ($/Sh) PLX Share ($/Sh) PLX Share ($/Sh) $27.00 0.35 $9.48 $6.18 $15.66 $28.00 0.35 $9.83 $6.18 $16.01 $29.00 0.35 $10.18 $6.18 $16.36 $30.00 0.35 $10.53 $6.18 $16.71 $31.00 0.35 $10.88 $6.18 $17.06 $31.50 0.35 $11.06 $6.18 $17.24 $32.00 0.35 $11.23 $6.18 $17.41 $33.00 0.35 $11.58 $6.18 $17.77 $34.00 0.35 $11.94 $6.18 $18.12 $35.00 0.35 $12.29 $6.18 $18.47

PETRIE PARKMAN & Co.

Illustrative Trading Price of Buyer Security DRAFT

Illustrative Trading Price of Buyer Security Based on Discount to PAA Current Yield

Current Unit / Annual Cash Cash Distribution Implied Security Distribution Yield Trading Price PAA Units $2.25 7.1% $31.73

Buyer Security (PAA + $0.08) $2.33 7.1% $32.86

Illustrative Trading Implied Trading Price of Price of Buyer Buyer Security Based on Illustrative Security after Current PAA Unit Price (Yield) Discount Assumed Discount $32.86 0.0% $32.86 $32.86 2.5% $32.04 $32.86 5.0% $31.22 $32.86 7.5% $30.39 $32.86 10.0% $29.57 $32.86 12.5% $28.75 $32.86 15.0% $27.93

PETRIE PARKMAN & Co.

Illustrative Trading Price of Buyer Security DRAFT

Illustrative Trading Price of Buyer Security Based on Various Yields

Annual Cash Unit

Distribution Price Yield PAA Current $2.25 $31.73 7.1%

Illustrative Annual Cash Distribution Illustrative Trading Price of Buyer Security

Buyer Security Yield on Distribution to Buyer Security

PAA (PAA + $0.08) 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% $2.25 $2.33 $35.85 $33.29 $31.07 $29.13 $27.41 $25.89 $2.30 $2.38 $36.62 $34.00 $31.73 $29.75 $28.00 $26.44 $2.35 $2.43 $37.38 $34.71 $32.40 $30.38 $28.59 $27.00 $2.40 $2.48 $38.15 $35.43 $33.07 $31.00 $29.18 $27.56

PETRIE PARKMAN & Co.

Kinder Morgan Historical Market Performance DRAFT

Kinder Morgan Management (KMR) vs Kinder Morgan Energy Partners (KMP)

(Since KMR IPO)

$60.00

$50.00 KMR KMP

/Unit) $40.00 $            Unit Price ( $30.00

Average Discount $20.00

1 Week Prior 8.8% 1 Month Prior 10.2% 3 Months Prior 12.1% 6 Months Prior 12.3% $10.00 1 Year Prior 13.4%

$0.00

May-01 Aug-01 Nov-01 Feb-02 May-02 Aug-02 Nov-02 Feb-03 May-03 Aug-03 Nov-03

PETRIE PARKMAN & Co.

Enbridge Energy Historical Market Performance DRAFT

Enbridge Energy Management (EEQ) vs Enbridge Energy Partners (EEP)

(Since EEQ IPO)

$60.00

EEQ EEP

$50.00

/Unit) $40.00 $

$30.00

Unit Price ( Average Discount

1 Week Prior 4.0% 1 Month Prior 3.8% 3 Months Prior 6.1% $20.00 6 Months Prior 8.9% 1 Year Prior 11.9%

$10.00

$0.00

Oct-02 Jan-03 Apr-03 Jul-03 Oct-03 Jan-04

PETRIE PARKMAN & Co.

Leucadia National Corporation Overview DRAFT

Leucadia National Corp. is a diversified holding company engaged in a variety of businesses, including telecommunications, banking and lending, manufacturing, real estate activities, winery operations, development of a copper mine and property and casualty reinsurance. Banking and lending operations historically made collateralized personal automobile installment loans to individuals who have difficulty obtaining credit at interest rates above those charged to individuals with good credit histories. Manufacturing operations manufacture and market proprietary lightweight plastic netting used for a variety of purposes. Leucadia’s domestic real estate operations consist of a variety of commercial properties, residential land development projects and other unimproved land, all in various stages of development and all available for sale.

LUK Common Stock Performance

(2001-2004 YTD)

Enterprise Value

in millions $50.00 1,000

Stock Price (as of 2/12/04) $50.37

Shares Outstanding 69.6 $45.00 900

Market Value of Equity $3,508.0 $40.00 800

Debt $613.6 Minority Interest 12.1 $35.00 700

Less: Net Working Capital (428.9) /Unit)

Enterprise Value $3,704.7 $ $30.00 600 $25.00 500 Volume (000s)

Credit Measures Unit Price (

As of $20.00 400

9/30/03

Debt / Enterprise Value 16% $15.00 300 Debt + Preferred / Book Cap 27% $10.00 200

Credit Ratings:

Standard & Poor’s BBB- $5.00 100 Moody’s Ba1 $0.00 0 Jan-01 May-01 Sep-01 Feb-02 Jun-02 Oct-02 Mar-03 Jul-03 Nov-03

PETRIE PARKMAN & Co.